UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 5, 2007

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Kansas	0-15782	48-0905805
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway

Irving, Texas 75062

(Address of principal executive offices

and zip code)

(972) 258-8507

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02: Unregistered Sales of Equity Securities

CEC Entertainment, Inc. (the “Company”) sold shares of the Company’s common stock directly to each of the officers and directors of the Company listed below, in a private placement upon the exercise of stock options held by each such person (each, a “purchaser”). The shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate purchase price was paid in cash by each purchaser, with no underwriting discounts or commissions. The aggregate amount of the cash purchase price is as set forth below.

Date of the Transaction	Name	Number of Shares	Aggregate Price

January 3, 2007	Cynthia I. Pharr Lee	3,750	$65,125

January 3, 2007	Tim T. Morris	3,750	$65,125

January 5, 2007	Walter Tyree	3,750	$65,125

January 9, 2007	John Roger Cardinale	26,460	$450,931

March 5, 2007	Richard M. Frank	375,000	$5,812,500

March 5, 2007	Michael T. Magusiak	75,000	$1,162,500

On January 9, 2007, the Company issued 1,872 shares in a private placement to each of its six non-employee directors (an aggregate of 11,232 shares), in partial payment of their annual director fees. There was no cash consideration paid for these shares, which are subject to vesting under the Company’s restricted stock plan for non-employee directors.

As each of the above persons is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, such shares were sold to each person in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act. Appropriate restrictive legends were affixed to the certificates representing the shares of common stock sold to each purchaser in the private placement. The shares were issued in a private placement because the Company’s registration statements on Form S-8 have become ineffective due to the restatement of the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 12, 2007	By:	/s/ Christopher D. Morris
Christopher D. Morris
Executive Vice President, Chief Financial Officer